                                                                   EX-99.B(p)(6)

WELLS CAPITAL MANAGEMENT
--------------------------------------------------------------------------------







                                 CODE OF ETHICS

                   POLICY ON PERSONAL SECURITIES TRANSACTIONS

                                       AND

                                 INSIDER TRADING

                                  Version 10.00

                                TABLE OF CONTENTS

I.      INTRODUCTION .....................................................................    3

      I.1   CODE OF ETHICS ...............................................................    3
      I.2   "ADVISORY REPRESENTATIVE" ....................................................    3
      I.3   "BENEFICIAL OWNERSHIP" .......................................................    3

II.     PENALTIES ........................................................................    5

      II.1  VIOLATIONS OF THE CODE .......................................................    5
      II.2  PENALTIES ....................................................................    5
      11.3  DISMISSAL AND/OR REFERRAL TO AUTHORITIES .....................................    5

III.    EMPLOYEE TRADE PROCEDURES ........................................................    7

      III.1 PRE-CLEARANCE ................................................................    7
      III.2 TRADE REPORTS ................................................................    8
      III.3 POST-REVIEW ..................................................................    9
      III.4 PRE-CLEARANCE AND REPORTING REQUIREMENTS .....................................    9
      III.5 CONFIDENTIALITY ..............................................................    9
      III.6 ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS .........................................   10
      III.7 INITIAL AND ANNUAL HOLDINGS REPORT ...........................................   10

IV.     RESTRICTIONS .....................................................................   11

      IV.1 RESTRICTED SECURITIES .........................................................   11
      IV.2  SHORT-TERM TRADING PROFITS (60-DAY TRADING RULE) .............................   12
      IV-3  BLACKOUT PERIODS .............................................................   12
      IV.4  NSIDER TRADING ...............................................................   13
      IV.5  GIFTS AND HOSPITALITY ........................................................   13
      IV.6  DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT ...................................   13

V.      REGULATORY REQUIREMENTS ..........................................................   14

      V.I   INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940 ...........   14
      V.2   REGULATORY CENSURES ..........................................................   14

VI.     ACKNOWLEDGMENT AND CERTIFICATION .................................................   15

VII.    FREQUENTLY ASKED QUESTIONS (FAQS) ................................................   16

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Wells Capital Management Code of Ethics 10.00                                  3

I.   INTRODUCTION

================================================================================

     I.1  Code Of Ethics          Wells Capital Management (Wells Capital), as a
                                  registered investment adviser, has an
                                  obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This
                                  Code of Ethics and Policy on Personal
                                  Securities Transactions and Insider Trading
                                  ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the
                                  Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells
                                  Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

                                  In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

                                  Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's common drive:

                                  As an employee, you must -
                                    .   Be ethical
                                    .   Act professionally
                                    .   Improve competency
                                    .   Exercise independent judgment

     I.2  "Advisory               For the purposes of this Code, Wells Capital
          Representative"         defines "advisory representative" as any
                                  director, officer or employee, who in
                                  connection with his or her regular functions or duties -
                                    .   makes, participates in, or obtains
                                        information regarding the purchase or
                                        sale of a security for an advisory
                                        client, or
                                    .   whose functions are related to the
                                        making of any recommendations with
                                        regard to such purchases or sales.

                                  Because all personnel may at some time access or obtain investment information, Wells Capital designates all employees (including
                                                     -------------
                                  independent contractors, if deemed
                                  appropriate) as "advisory representatives," and thereby subject to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

     I.3  "Beneficial             Personal securities transaction reports should
          Ownership"              include all accounts for which you have direct
                                  or indirect control. These include accounts over which you have any control, influence, authority, either with or without beneficial interest, whether directly or indirectly, including -

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Wells Capital Management Code of Ethics 10.00                                  4


                                    .   accounts of immediate family members in
                                        the same household; and
                                    .   any other account including but not
                                        limited to those of relatives and
                                        friends, over which you direct
                                        activities.

                                  Direct and indirect control may be further construed to include accounts for which an Advisory Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

II.  Wells Capital Management Code of Ethics 10.00                         5

II.  PENALTIES

================================================================================

   II.1  Violations of the Code     The firm's Chief Compliance Officer will
                                    report violations of the Code on a quarterly basis to the President. Each Advisory
                                    Representative should immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

   II.2  Penalties                  Penalties may be imposed on an Advisory
                                    Representative as follows:

                                      .    Minor Offenses -
                                           .. First minor offense - Verbal
                                              warning;
                                           .. Second minor offense - Written
                                              notice;
                                           .. Third minor offense - $1,000.00
                                              fine to be donated to the advisory
                                              representative's charity of
                                              choice*;

                                      .    Substantive Offenses -
                                           .. First substantive offense -
                                              Written notice;
                                           .. Second substantive offense -
                                              $1,000 or disgorgement of profits
                                              (whichever is greater) to be
                                              donated to the advisory
                                              representative's charity of
                                              choice*;
                                           .. Third substantive offense -
                                              Termination of employment and/or
                                              referral to authorities.

                                    Minor offenses include the following:
                                    failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                                    Substantive offenses include the following:
                                    unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts, short-term trading for profit (60-day rule), trading in conflict with clients' transactions (such as the appearance of potential front-running or scalping), and insider trading.

                                    Wells Capital reserves the right to escalate the terms of this Penalties section at any time and to use corrective action that it determines is appropriate (including referral to authorities) - and, if necessary, to terminate employment immediately.

                                    * The fines will be made payable to the
                                    Advisory Representative's charity of choice and turned over to Wells Capital, which in turn will mail the donation check on behalf of the advisory representative.

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         Wells Capital Management Code of Ethics 10.00                         6

   II.3  Dismissal and/or         Repeated violations of the Code may result in
         Referral to              dismissal. In addition, a single flagrant
         Authorities              violation, such as fraud or insider trading,
                                  will result in dismissal and referral to authorities.

                                  The firm's Chief Compliance Officer will forward potential Code violations involving affiliated mutual funds to Wells Fargo Bank Mutual Fund Compliance.

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Wells Capital Management Code of Ethics 10.00                                  7

III.   EMPLOYEE TRADE PROCEDURES

================================================================================

    III.1 Pre-clearance         .  All Advisory Representatives in the firm must
                                   ----------------------------
                                   pre-clear personal securities transactions as
                                   specified in Section III.4.
                                .  All pre-clearance requests must be submitted
                                   via electronic mail to WELLSCAP RISK MGT in
                                   the Global Address List. This will allow
                                   anyone in the Compliance group to pre-clear
                                   requests at all times. Responses will be sent
                                   back via electronic mail. Exceptions will be
                                   made only for telephone requests from
                                        ----
                                   Advisory Representatives who are out of the
                                   office on business or on vacation. It is the
                                   responsibility of the Advisory Representative
                                   to ensure that Compliance receives
                                   pre-clearance requests. If it appears that
                                   E-mail is down, please contact anyone from
                                   the Compliance group directly.
                                .  At a minimum, indicate the following
                                   ------------
                                   information on your pre-clearance request -
                                   (a)  Transaction Type:  BUY or SELL
                                   (b)  Security Description / Ticker or CUSIP
                                   (c)  Security Type:  Common Stock, Options,
                                        or Bonds
                                .  Telephone requests from beneficial account
                                   holders outside the firm will be accepted.
                                   Responses to requests will be forwarded to the Advisory Representative via electronic mail.
                                .  Requests may be submitted from 7:00 am
                                   (Pacific) until an hour before the market closes for the day. Barring any problems with systems access (i.e., SEI, Advent/Moxy), responses will be made no more than an hour from the receipt of request.
                                .  Pre-cleared trades are valid for same day
                                   trades only. No exceptions.
                                .  Pre-clearance does not preclude the
                                   possibility of a potential conflict appearing after the execution of an employee trade.
                                   Trades will be screened for blackout
                                   violations and other conflicts, but
                                   quarter-end review of each personal trade will reveal conflicts occurring after the trade is executed (for example, 60-day rule violation).
                                .  The use of the electronic mail system ensures
                                   that each report is date- stamped, and it is the responsibility of each Advisory
                                   Representative to ensure that the report has been received by Wells Capital Compliance.

                                Personal securities transactions should be reported, whether pre-cleared or not.

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Wells Capital Management Code of Ethics 10.00                                  8


  III.2 Trade Reports            .   Quarterly Trade Reports which list personal
                                     securities transactions for the quarter
                                     must be submitted by all employees no later
                                                                        --------
                                     than the 10th day after the end of each
                                     ---------------------------------------
                                     calendar quarter. This 10-day deadline is a
                                     ----------------
                                     federal requirement and includes weekends and holidays. If the 10th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.
                                .    Quarterly Trade Reports must be submitted
                                     using the Quarterly Trade Report form to Wells Capital Compliance, either via email
                                     (to WCM Risk Management) or via MAC
                                     (A0103-101). If there are no activities for the quarter, a report indicating such is still required to be submitted.
                                .    Wells Capital requires duplicate copies of
                                     trades confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance. If your broker is unable to directly send duplicate copies, please inform Compliance in writing to document this. Use the Request for Duplicate Confirms form to submit your request to your brokers (with a cc to Wells
                                     Capital Compliance).
                                .    When opening or closing brokerage accounts,
                                     please notify Compliance in writing
                                     (quarterly) by using the Acknowledgment of Brokerage Accounts form.

                                Forms relating to the Code of Ethics are available in the common drive under the Wells Cap-News/Risk Management/Code of Ethics folder.

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Wells Capital Management Code of Ethics 10.00                                  9

    III.3 Post-review Wells Capital Compliance will match any broker confirms/statements received to pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                                Employee transactions will also be screened for the following:

                                .   Same day trades: Transaction occurring on
                                    ---------------
                                    the same day as the purchase or sale of the
                                    same security in a managed account.
                                .   7-day Blackout period: Transactions up to
                                    ---------------------
                                    and including seven calendar days before and
                                    after the purchase and/or sale of the same
                                    security in a managed account as described
                                    in Sec. IV.3 of the Code (For non-S&P500
                                    securities). Note: All interim activity is
                                    considered, not just the initial purchase or
                                    sale of a security.
                                .   Short-term trading profits: Purchase/Sale,
                                    --------------------------
                                    or vice versa, occurring within 60 days in
                                    the same security resulting in net profit.
                                    Advisory Representatives are responsible for
                                    ensuring that the 60-day rule is observed
                                    when sale requests are made for securities
                                    previously purchased, or vice versa.
                                .   Other Potential conflicts: Certain
                                    -------------------------
                                    transactions may also be deemed in conflict with the Code and will warrant additional review, depending on the facts and circumstances of the transaction.

    III.4 Pre-Clearance and     The table below indicates pre-clearance and
    Reporting Requirements      reporting requirements. Requirements for all
                                other security type transactions must be checked with Compliance.

                                                                                 Qtrly
                                    Security Type             Pre-Clearance      Reporting
                                    -------------             -------------      ---------
                                    Equity transactions*             Yes             Yes
                                    Fixed Inc transactions           Yes             Yes
                                    Wells Fargo stock                No              Yes
                                    Open-ended MF                    No              No
                                    Proprietary MF                   No              No
                                    US Tsy/Agencies                  No              No
                                    Short term/cash equiv.           No              No
                                    SPP/DRIPs- auto purch**          No              No

                                    *  Including options, exchange-traded
                                    closed-end mutual funds.
                                    ** Sale of stocks from SPP or DRIPS: Please
                                       ----
                                    notify Wells Capital Compliance in writing of the sale and include transactions in your quarterly reports.

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Wells Capital Management Code of Ethics 10.00                                 10

     III.5 Confidentiality         All reports of personal securities
                                   transactions, holdings and any other
                                   information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information will also be subject to review by appropriate Wells Capital Personnel
                                   (Compliance and/or Senior Management) and legal counsel. Such information will also be provided to the Securities and Exchange
                                   Commission ("SEC") or other government
                                   authority when properly requested or under court order.


     III.6 Acknowledgment of       All Advisory Representatives are required to
           Brokerage Accounts      submit a list of all brokerage accounts as
                                   required by the Code at the time of hire. In addition, employees are responsible for ensuring that new or closed accounts are communicated to Compliance quarterly. For reporting purposes, use the Acknowledgment of Brokerage Accounts form.



     III.7 Initial and Annual      All Advisory Representatives are required to
           Holdings Report         report brokerage accounts and holdings
                                   (subject to Code requirements) within 10 days of employment and annually. An Advisory
                                   Representative's broker statement will
                                   suffice in lieu of a separate initial or annual holdings report. It is the Advisory
                                   Representative's responsibility to ensure that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

Wells Capital Management Code of Ethics 10.00                                 11

IV       RESTRICTIONS

================================================================================
The following are Wells Capital's restrictions on personal trading:

      IV.1 Restricted Securities
-------------------------------------------------------------------------------------------------------------------------
             SECURITY TYPE                              PURCHASE                                  SALE
-------------------------------------------------------------------------------------------------------------------------
A.   S&P500 stocks
                                                       PERMITTED                                PERMITTED

                                            Subject to one-day blackout during   Subject to one-day blackout during
                                            execution of client trades (except   execution of client trades (except
                                            index program trades). Must          index program trades). Must pre-clear
                                                                   ----                                 --------------
                                            pre-clear.
                                            ---------
-------------------------------------------------------------------------------------------------------------------------
B.   Any security not included in                                                PERMITTED
     the S&P500 above and not defined                  PERMITTED                 Subject to pre-clearance requirements.
     as "small cap" below.
                                            Subject to pre-clearance
                                            requirements.
-------------------------------------------------------------------------------------------------------------------------
C.   Any restricted list security                                                PERMITTED, subject to the following:
     (and its associated option)                       PROHIBITED                *    If security held prior to
     defined as "small cap"                                                           Wells Capital employment and/or
     (capitalization as defined by the                                                version 9.99 of the Code, sale
     holdings in WCM-actively managed                                                 permitted subject to
     Small Cap funds including mutual                                                 pre-clearance requirements.
     funds, DIFs and Collectives.
     Small cap holdings in WCM-managed
     small cap index funds are excluded
     from this list.
-------------------------------------------------------------------------------------------------------------------------
D.   Any security issued by a                                                    PERMITTED, subject to the following:
     Wells Capital client                              PROHIBITED                *   If security held prior to Wells
                                                                                     Capital employment and/or version
                                                                                     9.99 of the Code, sales subject
                                                                                     to pre-clearance requirements.
-------------------------------------------------------------------------------------------------------------------------
E.   Automatic investment programs
     or direct stock purchase plans                    PERMITTED                                PERMITTED

                                           *  Subject to Code of Ethics          *   Subject to Code of Ethics
                                              reporting requirements                 reporting requirements

-------------------------------------------------------------------------------------------------------------------------
F.   Initial Public Offerings (IPO's)                                            PERMITTED, only
                                                                                            ----
                                                         PROHIBITED              *   If security held prior to
                                                                                     Wells Capital employment and/or
(An IPO is a corporation's first                                                     version 9.99 of the Code, sales
offering of a security representing                                                  subject to pre-clearance
shares of the company to the public)                                                 requirements.

-------------------------------------------------------------------------------------------------------------------------
G.   Private Placements                                                          PERMITTED, only
                                                                                            ----
                                                       PROHIBITED                *   If security held prior to Wells
(A private placement is an offer or                                                  Capital employment and/or version
sale of any security by a brokerage                                                  9.99 of the Code, sales subject to
firm not involving a public offering,                                                pre-clearance requirements.
for example, a venture capital deal).
-------------------------------------------------------------------------------------------------------------------------

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Wells Capital Management Code of Ethics 10.00                                 12

     IV.2 Short-Term Trading Profits  The purchase and sale, or the sale and
          (60-Day Trading Rule)       purchase, of the same security (or
                                      equivalent) within 60 calendar days and at a profit is PROHIBITED.
                                        .  This restriction applies without
                                           regard to tax lot considerations and
                                           short-sales;
                                        .  Exercised options are not restricted,
                                           however, purchases and sales of
                                           options occurring within 60 days
                                           resulting in profits are PROHIBITED;
                                        .  Exceptions require advance written
                                           approval from the firm's Chief
                                           Compliance Officer (or designee).

                                      Profits from any sale before the 60-day
                                      period expires may require disgorgement.
                                      Please refer to "Penalties", section II of this Code, for additional details.


     IV. 3 Blackout Periods           For securities in the S&P 500 stocks, a
                                      one-day firm-wide blackout will apply if the issue is being traded on behalf of a client, at the time the pre-clear request is made. The blackout will not apply to trades of Wells Capital-managed Index funds.

                                      All other issues are subject to a
                                      seven-day firm-wide blackout period if
                                      traded on behalf of Wells Capital-managed funds (Mutual funds, DIFs, Collectives).

                                      Blackout periods apply to both buy and
                                      sell transactions.

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Wells Capital Management Code of Ethics 10.00                                 13

    IV.4 Insider Trading              Wells Capital considers information
                                      material if there is a substantial
                                      likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally.
                                      Information becomes public once it is
                                      publicly disseminated; limited disclosure does not make the information public
                                      (e.g., disclosure by an insider to a
                                      select group of persons).

                                      Wells Capital generally defines insider
                                      trading as the buying or selling of a
                                      security, in breach of fiduciary duty or
                                      other relationship of trust and
                                      confidence, while in possession of
                                      material non-public information. Insider
                                                                       -------
                                      trading is a violation of federal
                                      ---------------------------------
                                      securities laws, punishable by a maximum
                                      ---------------
                                      prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

                                      Tipping of material, non-public
                                      information is PROHIBITED. An Advisory
                                      Representative cannot trade, either
                                      personally or on behalf of others, while in possession of such information.

                                      Front-running/scalping involves trading on the basis of non-public information regarding impending market transactions.

                                      . Trading ahead of, or "front-running," a
                                        client or proprietary mutual fund order
                                        in the same security; or

                                      . Taking a position in stock index futures
                                        or options contracts prior to buying or
                                        selling a block or securities for a
                                        client or proprietary mutual fund
                                        (account i.e., self-front running).

                                      Scalping occurs when an Advisory
                                      Representative purchases shares of a
                                      security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

    IV.5 Gifts and Hospitality        Wells Capital, as a policy, follows Wells
                                      Fargo Bank's policy regarding gifts and
                                      hospitality. Please refer to WFB Employee
                                      Handbook for requirements.

    IV.6 Directorships and Other      Wells Capital, as a policy, follows Wells
    Outside Employment                Fargo Bank's policy regarding
                                      directorships  and other outside
                                      employment. Please refer to WFB Employee
                                      Handbook for requirements.

Wells Capital Management Code of Ethics 10.00                                 14

V       REGULATORY REQUIREMENTS

================================================================================

  V.1 Investment Advisers Act       The SEC considers it a violation of general
      of 1940 and Investment        antifraud provisions of federal securities
      Company Act of 1940           laws whenever an adviser, such as Wells
                                    Capital, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, Wells Capital cannot engage in activities which would result in conflicts of interests (for example,
                                    "front-running," scalping, or favoring
                                    proprietary accounts over those of the
                                    clients').

  V.2 Regulatory Censures           The SEC can censure, place limitations on
                                    the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

                                    .. Failure reasonably to supervise, with a
                                       view to preventing violations of the
                                       provisions of the federal securities
                                       laws, an employee or a supervised person who commits such a violation.

                                    .. However, no supervisor or manager shall
                                       be deemed to have failed reasonably to
                                       supervise any person, if

                                         (a)  there have been established
                                              procedures, and a system for
                                              applying such procedures, which
                                              would reasonably be expected to
                                              prevent and detect, insofar as
                                              practicable, any such violation by
                                              such other person and

                                         (b)  such supervisor or manager has
                                              reasonably discharged the duties
                                              and obligations incumbent upon
                                              him/her by reason of such
                                              procedures and systems without
                                              reasonable cause to believe that
                                              such procedures and system were
                                              not being complied with.

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Wells Capital Management Code of Ethics 10.00                                 15

VI       ACKNOWLEDGEMENTS AND CERTIFICATION

================================================================================

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's Code of Ethics and Policy on Personal Securities Transactions and Insider Trading. This Code is in addition to Wells Fargo's policy on Business Conduct and Ethics, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

  . Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

  . Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management or any company;

  . Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

  . Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

  . Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

  .  Trade on inside information;

  . Trade ahead of or front-run any transactions for Wells Capital managed accounts;

  .  Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts.

Any exceptions, where applicable, are noted as follows:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



_____________________________                                 __________________
Signature                                                     Date

_____________________________
NAME (Print)

  The Acknowledgment and Certification form is due 10 days from date of receipt.
                                                   ----------------------------
  Signed copies must be submitted to Wells Capital Compliance, MAC A0103-101.

Wells Capital Management Code of Ethics 10.00                                 16

VII      FREQUENTLY ASKED Questions (FAQs)

================================================================================

.. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

     Pre-clearance requests should be submitted, via email, to WELLSCAP RISK MGT, in the Global Address list. This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer (poonmo@wellscap.com or
                                                -------------------
     4I5/396-7016)

     At a minimum, indicate whether the request is for a BUY or SELL and include the name and/or ticker symbol of the security/securities.

     Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

..  What is the submission deadline for Quarterly Trade Report?

     Quarterly Trade Reports are due 10 calendar days after the end of each quarter. If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 10-day deadline is a regulatory requirement. Employees can also complete and submit the Trade Report to Compliance when the trade is executed without waiting for quarter end to ensure timely submission.

.. Why are duplicate copies of confirms and statements required to be submitted to Compliance? Would the (Quarterly Report and pre-clear requests suffice?

     This is a regulatory requirement from a report issued by the SECs Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an employee opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the employee's trade confirms and account statements.

.. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

     Wells Cap as investment adviser is required to obtain personal securities transaction information from employees. In order to ensure compliance with the law, our policy requires employees to complete the quarterly reports in case that Wells Capital have not received your broker's statements or confirmations timely. The employee does not need to complete a quarterly trade report if: 1) employee provides a website printout of transaction history from the broker or 2) employee confirms with Compliance every quarter that we have your broker statements within ten days after quarter end.

..  Why are small cap issues restricted from employee purchases?

     Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided. For the purposes of Wells Capital's Code of ethics, restricted "small cap" issues are those that are held by Wells Capital-managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be purchased by Wells Capital employees until such time that the funds are out of the same

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         Wells Capital Management Code of Ethics 10.00                        17

         position. This restriction covers new purchases only. If you held a restricted stock before your Wells Capital employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

         All other small capitalization issues that are not owned by these managed small cap funds can be purchased by employees subject to pre-clearance and reporting requirements.

..   What is the 60-day rule and is it a regulatory requirement?

         The 60-day rule prohibits employees from profiting from the purchase and sale, or vice versa, of the same securities within 60-days.

         This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, AIMR also has recommended restrictions along the same lines. Because the mutual fund board approves our code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.
..
..   What is the pre-clearance policy on options transactions?
..
         Purchase and Sale of option contracts are subject to the pre-clearance requirements. When approved options are exercised automatically (i.e., employees have no control over when the options are exercised), preclearance is not required. However, if the employee chooses to exercise the options, pre-clearance is required and will be approved on a case-by case basis. The objective is to avoid any appearance of conflicts of interest, especially in instances when the same security is being executed for managed funds.